HOLLYER BRADY SMITH TROXELL
           BARRETT ROCKETT HINES & MONE LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494
             e-mail: bandebar@aol.com



                                   July 31, 2000

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re:  Cash Assets Trust
                    File Nos. 2-92164 and 811-4066

Dear Sirs:

          On behalf of Cash Assets Trust (the "Trust"),
I enclose for filing with the Commission, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933
Act") and pursuant to the Investment Company Act of 1940 (the "1940 Act"), the following documents:

          In accordance with Rule 472(b) under the 1933
          Act and Rule 8b-11 under the 1940 Act, the text on Form N-1A of Post-Effective Amendment
          No. 25 to the Registration Statement of the Trust under the 1933 Act and Amendment No. 24 to the Registration Statement of the Trust under the 1940 Act.

     This filing does not contain disclosures that would make it ineligible to be filed under Rule 485(b).

     Pursuant to Rule 485(b) it is proposed that this amendment become effective on July 31, 2000.


                              Very truly yours,

                              /s/ W.L.D. Barrett


                              William L.D. Barrett